Exhibit 16.1

                     (Feldman Sherb & Co., P.C. Letterhead)


August 20, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

     We have read the statements made by Inforetech Wireless Technology, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 11, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Feldman Sherb & Co., P.C.
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    Feldman Sherb & Co., P.C.